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                                                              Exhibit 99(a)(9)

The following is the text of a voice mail message sent on July 15, 2002 by Regina De Tore of Human Resources of Sepracor Inc. to all of the full-time and part-time employees of Sepracor Inc. and Sepracor Inc.'s wholly-owned subsidiaries.

                                                       Filed by: Sepracor Inc.
                                                          Pursuant to Rule 425
                                                      under the Securities Act
                                                      of 1933 and deemed filed
                                                     pursuant to Rule 13e-4(c)
                                                    of the Securities Exchange
                                                                   Act of 1934


                                                Subject Company: Sepracor Inc.
                                                 Exchange Act File No. 0-19410



This message is a final reminder to all Sepracor employees regarding the offer to exchange outstanding stock options. Your right to request that we exchange your options and your right to withdraw such request expire at 5:00 p.m. Eastern Daylight Time, this Wednesday, July 17, 2002.

If Human Resources does not receive a signed Election Form from you by 5:00 p.m. this Wednesday, July 17th, you will not be able to participate in this stock option exchange program.